Exhibit 4.18

SUPPLEMENTAL INDENTURE NO. 7

SUPPLEMENTAL INDENTURE NO. 7, dated as of [●], 2016 (the “Supplemental Indenture”), to the Base Indenture (defined below) by and between Starwood Hotels & Resorts Worldwide, LLC (formerly known as Starwood Hotels & Resorts Worldwide, Inc.), a Maryland limited liability company (the “Company”), and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of September 13, 2007 (the “Base Indenture”), as further amended and supplemented by Supplemental Indenture No. 2, dated as of May 23, 2008 (the “2008 Starwood Indenture”), as further amended and supplemented by Supplemental Indenture No. 4, dated as of November 20, 2009, (the “2009 Starwood Indenture”), as further amended and supplemented by Supplemental Indenture No. 6, dated as of September 23, 2016 (the “Sixth Supplemental Indenture”) and as further amended and supplemented by this Supplemental Indenture, under which the Company has issued the 6.750% Senior Notes due 2018 (the “2018 Notes” and the 7.150% Senior Notes due 2019 (the “2019 Notes” and together with the 2018 Notes, the “Notes”);

WHEREAS, Marriott International, Inc. (“Marriott”), a Delaware corporation, has offered to exchange (the “Exchange Offer”) any and all of the Company’s outstanding Notes for Marriott’s 6.750% Series S Notes due 2018 and Marriott’s 7.150% Series T Notes due 2019, upon the terms and subject to the conditions set forth in the prospectus, dated as of November 18, 2016 (the “Prospectus”), forming a part of Marriott’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on November 18, 2016;

WHEREAS, in connection with the Exchange Offer, Marriott has also solicited consents from the holders of the Notes to certain proposed amendments (the “Proposed Amendments”) to the Base Indenture as described in the Prospectus and set forth in Articles 2 and 3 of this Supplemental Indenture, with the operation of such Proposed Amendments being subject to the satisfaction or waiver, where permissible, by Marriott of the conditions to the Exchange Offer and the acceptance by Marriott for exchange of the Notes validly tendered and not withdrawn pursuant to the Exchange Offer;

WHEREAS, Section 10.02 of the Base Indenture provides, among other things, that the Company and the Trustee may, subject to certain exceptions noted therein, amend or supplement the Base Indenture as it relates to the Notes or any amended or supplemental indenture with the written consent of the holders of Notes of at least a majority of the aggregate principal amount of Notes then outstanding of such series affected by the Supplemental Indenture;

WHEREAS, Marriott has received and caused to be delivered to the Trustee evidence of the consents from holders of at least a majority of the outstanding aggregate principal amount of Notes to effect the Proposed Amendments under the Base Indenture with respect to the Notes;

WHEREAS, the Company is undertaking to execute and deliver this Supplemental Indenture to delete or amend, as applicable, certain provisions and covenants in the Base Indenture with respect to the Notes in connection with the Exchange Offer and the related consent solicitation;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture; and

WHEREAS, the execution and delivery of this Supplemental Indenture has been duly authorized by the parties hereto, and all other acts and requirements necessary to make this Supplemental Indenture a valid and binding supplement to the Indenture effectively amending the Indenture as set forth herein have been duly taken.

NOW, THEREFORE, for and in consideration of the premises contained herein, each party agrees for the benefit of each other party and for the equal and ratable benefit of the holders, as follows:

ARTICLE ONE

DEFINITIONS

Section 1.01 Capitalized Terms. Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed to them in the Base Indenture.

ARTICLE TWO

AMENDMENTS TO THE BASE INDENTURE

Section 2.01 Amendments to the Base Indenture.

(a) The Base Indenture shall hereby be amended by deleting the following Sections or clauses of the Base Indenture and all references and definitions related thereto in their entirety, except to the extent otherwise provided below, and these Sections and clauses shall be of no further force and effect, and shall no longer apply to the Notes, and the words “[INTENTIONALLY DELETED]” shall be inserted, in each case, in place of the deleted text:

Clause (e) of Section 6.01 (Event of Default)

Section 5.02 (Reports by the Company)

(b) The first paragraph of Section 4.05 of the Base Indenture (Certificate as to Default to be Delivered Annually) is hereby deleted and replaced in its entirety by the following:

“The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of the Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.”

(c) Section 11.01 of the Base Indenture (Company May Consolidate, Etc., Only On Certain Terms) is hereby deleted and replaced in its entirety by the following:

“Nothing contained in this Indenture or in any of the Securities shall be deemed to prevent the consolidation or merger of the Company with or into any other corporation, or the merger into the Company of any other corporation, or the sale by the Company of its assets as, or substantially as, an entirety, or otherwise; provided, however, that (a) in case of any such consolidation or merger the corporation resulting from such consolidation or any corporation other than the Company into which such merger shall be made shall succeed to and be substituted for the Company with the same effect as if it has been named herein as a party hereto and shall become liable and be bound for, and shall expressly assume, by a supplemental indenture hereto, executed and delivered to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the Securities of each series and the Coupons, if any, appertaining thereto and the performance and observance of each and every covenant and condition of this Indenture on the part of the Company to be performed or observed, and (b) as a result of any such sale of the assets of the Company as, or substantially as, an entirety, the Company shall not be insolvent or unable to pay its debt and other liabilities as they mature and become due in the ordinary course of business.”

(d) The failure to comply with the terms of any of the Sections or Clauses of the Indenture set forth in clause (a) and (c) above shall no longer constitute a default or Event of Default under the Indenture with respect to the Notes and shall no longer have any consequence under the Indenture.

(e) For the avoidance of doubt, Clause (e) of Section 6.01 (Event of Default) of the Indenture shall no longer apply to the Notes and the occurrence of the events described in Section 6.01(e) of the Indenture shall no longer constitute an Event of Default with respect to the Notes.

ARTICLE THREE

AMENDMENTS TO EACH OF THE 2008 STARWOOD INDENTURE AND 2009 STARWOOD INDENTURE

Section 3.01 Amendments to each of the 2008 Starwood Indenture and 2009 Starwood Indenture.

(a) The 2008 Starwood Indenture and 2009 Starwood Indenture shall hereby each be amended by deleting the following Sections or clauses and all references and definitions related thereto in their entirety, except to the extent otherwise provided below, and such Sections and clauses shall be of no further force and effect, and shall no longer apply to the Notes, and the words “[INTENTIONALLY DELETED]” shall be inserted, in each case, in place of the deleted text:

Section 3.02 (Change of Control)

Section 6.01 (Limitations on Sales and Leasebacks)

Section 6.02 (Restrictions on Secured Debt)

Section 6.03 (Existence)

ARTICLE FOUR

MISCELLANEOUS

Section 4.01 References. References in this Supplemental Indenture to article and section numbers shall be deemed to be references to article and section numbers of this Supplemental Indenture unless otherwise specified.

Section 4.02 Ratification of Base Indenture.

The Base Indenture, as supplemented by the 2008 Starwood Indenture, the 2009 Starwood Indenture, the Sixth Supplemental Indenture and this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided. To the extent not expressly amended or modified by this Supplemental Indenture, the Base Indenture, as supplemented by the 2008 Starwood Indenture, the 2009 Starwood Indenture and the Sixth Supplemental Indenture shall remain in full force and effect.

Section 4.03 Trust Indenture Act Controls.

If any provision hereof limits, qualifies or conflicts with the duties imposed by Section 310 through 317 of the Trust Indenture Act, the imposed duties under the Trust Indenture Act shall control.

Section 4.04 Governing Law.

THIS SUPPLEMENTAL INDENTURE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE BASE INDENTURE, THIS SUPPLEMENTAL INDENTURE OR THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The Company submits to the jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, City of New York, and of the United States District Court for the Southern District of New York, in any action or proceeding to enforce any of its obligations under the Base Indenture, this Supplemental Indenture or the Notes, and agrees not to seek a transfer of any such action or proceeding on the basis of inconvenience of the forum or otherwise (but the Company shall not be prevented from removing any such action or proceeding from a state court to the United States District Court for the Southern District of New York). The Company agrees that process in any such action or proceeding may be served upon it by registered mail or in any other manner permitted by the rules of the court in which the action or proceeding is brought.

Section 4.05 Successors.

All agreements of the Company in the Base Indenture, this Supplemental Indenture and the Notes shall bind its successors. All agreements of the Trustee in the Base Indenture and this Supplemental Indenture shall bind its successors.

Section 4.06 Counterparts.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 4.07 Waiver of Jury Trial.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE BASE INDENTURE, THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 4.08 Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, and the Trustee assumes no responsibility for their correctness.

[Signature pages follow]

IN WITNESS WHEREOF, the parties to this Supplemental Indenture have caused it to be duly executed as of the day and year first above written.

STARWOOD HOTELS & RESORTS WORLDWIDE, LLC

By
Name:
Title:

[Signature Page to Supplemental Indenture No. 7 to the 2007 Base Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By
Name:
Title:

[Signature Page to Supplemental Indenture No. 7 to the 2007 Base Indenture]